UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2009

Liberty Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12300 Liberty Boulevard Englewood, CO 80112

(Address of Principal Executive Office)

(303) 220-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS

Additional Facility U under the UPC Broadband Holding Bank Facility

Liberty Global, Inc. indirectly owns 100% of UPC Broadband Holding B.V. (UPC Broadband).  On May 15, 2009, UPC Broadband launched a request to the existing Facility M lenders under UPC Broadband’s senior secured bank facility (as amended, the UPC Broadband Holding Bank Facility) to roll their existing Facility M commitments into a new Facility U, a non-redrawable term loan facility denominated in euros.  The Facility M lenders that decide to roll their commitments (the Rolling Lenders) will novate their existing Facility M commitments to Liberty Global Europe BV (LG Europe) and will enter into the new Facility U.  LG Europe will be the initial lender under Facility U and will enter into an additional facility accession agreement for Facility U. LG Europe will novate its Facility U commitments to the Rolling Lenders. The final maturity date for Facility U will be the earlier of (i) December 2017 and (ii) October 17, 2013, the date falling 90 days prior to the date on which the UPC Holding Senior Notes due in 2014 are currently scheduled to fall due, if, on such date, such notes are outstanding in an aggregate amount of €250.0 million or more.  Facility U will bear interest at a rate of EURIBOR plus 4.00%. The completion of the above transactions is subject to the execution of the additional facility accession agreement, novation certificates and related documentation by the relevant parties.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ Randy L. Lazzell
Randy L. Lazzell
Vice President

Date: May 18, 2009

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